Exhibit 99.1

Contacts: Paul Arling (UEI) 714.918.9500
Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS
- Fourth quarter 2015 financial guidance represents all-time highs in both net sales and EPS -
SANTA ANA, CA – November 5, 2015 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and nine months ended September 30, 2015.
Paul Arling, UEI's Chairman and CEO, stated: "Our third quarter 2015 net sales represented 9% growth over the same quarter last year. We are just beginning to see the positive impacts of the rollout of advanced remote control technologies, and we anticipate it will continue building into our fourth quarter and beyond as our customers ramp into their new product releases. The world is changing as consumers require more advanced functionality and increased simplification, which is exactly where UEI excels as we help our customers provide devices and technologies that meet both requirements."
"We remain on plan with the integration of Ecolink Intelligent Technology, the acquisition which we announced on August 6, 2015. Ecolink is a leading provider of wireless security, sensing and home automation products and services. The acquisition provides us access to an exciting opportunity in the emerging and rapidly expanding smart home industry. We are currently working on several new products in this market, which we expect to introduce with our industry partners throughout 2016."
Adjusted Pro Forma Financial Results for the Three Months Ended September 30: 2015 Compared to 2014

•	Net sales were $160.5 million, compared to $147.8 million.

•	Business Category revenue was $148.6 million, compared to $135.2 million. The Business Category contributed 92.6% of total net sales, compared to 91.5%.

•	Consumer Category revenue was $11.9 million, compared to $12.6 million. The Consumer Category contributed 7.4% of total net sales, compared to 8.5%.

•	Gross margins were 26.9%, compared to 30.7%.

•	Operating expenses were $25.9 million, compared to $28.9 million.

•	Operating income was $17.2 million, compared to $16.4 million.

•	Net income was $11.8 million, or $0.78 per diluted share, compared to $12.9 million, or $0.80 per diluted share.

•	At September 30, 2015, cash and cash equivalents were $64.3 million.
Adjusted Pro Forma Financial Results for the Nine Months Ended September 30: 2015 Compared to 2014

•	Net sales were $440.7 million, compared to $423.9 million.

•	Gross margins were 27.5%, compared to 29.7%.

•	Operating expenses were $81.5 million, compared to $86.3 million.

•	Operating income was $39.8 million, compared to $39.7 million.

•	Net income was $30.0 million, or $1.89 per diluted share, compared to $29.8 million, or $1.85 per diluted share.
Bryan Hackworth, Senior Vice President and CFO, stated: "During the third quarter, we repurchased approximately 945,000 shares for $44.4 million representing an average price of approximately $47 per share. Looking ahead, we expect to continue to buy back our shares as the promising trends in our industry and our growing market position support our positive long-term outlook."
Financial Outlook
"Our fourth quarter 2015 financial guidance reflects the accelerated rollout of advanced remote control technologies among our customer base. As a result, we expect the fourth quarter will be the largest quarter in our long history in both net sales and earnings per share," stated Hackworth.

For the fourth quarter of 2015, the company expects net sales to range between $159.0 million and $167.0 million, compared to $138.4 million in the fourth quarter of 2014. Adjusted pro forma earnings per diluted share for the fourth quarter of 2015 are expected to range from $0.79 to $0.89, compared to adjusted pro forma earnings per diluted share of $0.70 in the fourth quarter of 2014.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, November 5, 2015 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its third quarter 2015 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414 and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 64007983. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 64007983.
Use of Non-GAAP Financial Metrics
Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company's performance that are not required by, and are not presented in accordance with GAAP. The Non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit is defined as gross profit excluding cost of goods sold and depreciation expense related to the increase in inventories and fixed assets from cost to fair market value resulting from acquisitions. Non-GAAP operating expenses are defined as operating expenses excluding amortization of intangibles acquired, employee related restructuring costs, stock-based compensation expense, a court ordered award to a defendant in a lawsuit for a portion of its legal fees and acquisition related expenses. Non-GAAP net income is defined as net income from operations excluding the aforementioned items and the related tax effects. A reconciliation of Non-GAAP financial results to GAAP results is included at the end of this press release.
About Universal Electronics
Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company's broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. For additional information, visit our website at www.uei.com.
Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the company’s ability to maintain and build its relationships with key customers; the company’s ability to anticipate the needs and wants of its customers and timely develop and deliver products that will meet those needs and wants; the significant percentage of our revenues attributable to a limited number of customers, the timing of new product rollout orders from the company’s customers as anticipated by management; the continued trend of the home entertainment industry in providing consumers with more advanced technologies; the successful integration of the Ecolink assets and business lines; the timely development, delivery and market acceptance of products and technologies such as home security, home automation, wireless sensors and other technologies identified in this release; the continued penetration and growth of next generation consumer technologies; management's ability to manage its business to achieve its revenue and earnings as guided; the continued ability to identify and execute on opportunities that maximize stockholder value, including the effects repurchasing the company’s shares have on the company’s stock value; and the other factors described in the company's filings with the U.S. Securities and Exchange Commission. The actual results the company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$64,308	$112,521
Restricted cash	4,623	—
Accounts receivable, net	112,054	97,989
Inventories, net	112,998	97,474
Prepaid expenses and other current assets	6,462	6,856
Income tax receivable	56	77
Deferred income taxes	5,175	5,048
Total current assets	305,676	319,965
Property, plant, and equipment, net	89,060	76,135
Goodwill	43,381	30,739
Intangible assets, net	33,952	24,614
Deferred income taxes	6,643	6,146
Other assets	5,516	5,471
Total assets	$484,228	$463,070
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$90,762	$69,991
Line of credit	47,000	—
Accrued compensation	32,782	40,656
Accrued sales discounts, rebates and royalties	6,491	8,097
Accrued income taxes	4,326	4,263
Deferred income taxes	—	—
Other accrued expenses	21,380	13,358
Total current liabilities	202,741	136,365
Long-term liabilities:
Long-term contingent consideration	11,200	—
Deferred income taxes	8,684	8,456
Income tax payable	566	566
Other long-term liabilities	1,976	2,062
Total liabilities	225,167	147,449
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 23,100,243 and 22,909,884 shares issued on September 30, 2015 and December 31, 2014, respectively	231	229
Paid-in capital	224,036	214,710
Treasury stock, at cost, 8,601,895 and 7,008,475 shares on September 30, 2015 and December 31, 2014, respectively	(199,646)	(120,938)
Accumulated other comprehensive income (loss)	(11,842)	(4,446)
Retained earnings	245,901	226,066
Universal Electronics Inc. stockholders' equity	258,680	315,621
Non-controlling interest	381	—
Total stockholders’ equity	259,061	315,621
Total liabilities and stockholders’ equity	$484,228	$463,070

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$160,467	$147,780	$440,723	$423,940
Cost of sales	117,658	102,665	320,225	298,721
Gross profit	42,809	45,115	120,498	125,219
Research and development expenses	4,134	4,210	12,664	12,606
Selling, general and administrative expenses	29,642	27,120	82,298	81,164
Operating income	9,033	13,785	25,536	31,449
Interest income (expense), net	(16)	66	198	(21)
Other income (expense), net	(558)	(655)	(272)	(1,338)
Income before provision for income taxes	8,459	13,196	25,462	30,090
Provision for income taxes	2,185	2,325	5,624	6,458
Net income	6,274	10,871	19,838	23,632
Net income attributable to non-controlling interest	3	—	3	—
Net income attributable to Universal Electronics Inc.	$6,271	$10,871	$19,835	$23,632

Earnings per share attributable to Universal Electronics Inc.:
Basic	$0.42	$0.69	$1.28	$1.50
Diluted	$0.41	$0.68	$1.25	$1.46
Shares used in computing earnings per share:
Basic	14,966	15,723	15,535	15,764
Diluted	15,230	16,103	15,834	16,135

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash provided by operating activities:
Net income	$19,838	$23,632
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,459	13,445
Provision for doubtful accounts	189	16
Provision for inventory write-downs	2,258	2,385
Deferred income taxes	(515)	777
Tax benefit from exercise of stock options and vested restricted stock	1,023	2,141
Excess tax benefit from stock-based compensation	(1,071)	(2,124)
Shares issued for employee benefit plan	734	703
Stock-based compensation	5,923	4,831
Changes in operating assets and liabilities:
Restricted cash	(4,623)	—
Accounts receivable	(17,851)	(13,988)
Inventories	(20,261)	(577)
Prepaid expenses and other assets	426	(403)
Accounts payable and accrued expenses	21,821	13,647
Accrued income taxes	180	(1,138)
Net cash provided by operating activities	22,530	43,347
Cash used for investing activities:
Acquisition of net assets of Ecolink Intelligent Technology, Inc., net of cash acquired	(12,482)	—
Acquisition of property, plant, and equipment	(26,376)	(12,480)
Acquisition of intangible assets	(1,877)	(1,374)
Net cash used for investing activities	(40,735)	(13,854)
Cash provided by (used for) financing activities:
Borrowings under line of credit	69,500	—
Repayments on line of credit	(22,500)	—
Proceeds from stock options exercised	1,648	6,400
Treasury stock purchased	(78,708)	(15,184)
Excess tax benefit from stock-based compensation	1,071	2,124
Net cash provided by (used for) financing activities	(28,989)	(6,660)
Effect of exchange rate changes on cash	(1,019)	(43)
Net increase (decrease) in cash and cash equivalents	(48,213)	22,790
Cash and cash equivalents at beginning of year	112,521	76,174
Cash and cash equivalents at end of period	$64,308	$98,964

Supplemental cash flow information:
Income taxes paid	$3,922	$4,091
Interest paid	$68	$—

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$160,467	$—	$160,467	$147,780	$—	$147,780
Cost of sales (1)	117,658	(302)	117,356	102,665	(236)	102,429
Gross profit	42,809	302	43,111	45,115	236	45,351
Research and development expenses (2)	4,134	(94)	4,040	4,210	(60)	4,150
Selling, general and administrative expenses (3)	29,642	(7,787)	21,855	27,120	(2,332)	24,788
Operating income	9,033	8,183	17,216	13,785	2,628	16,413
Interest income (expense), net	(16)	—	(16)	66	—	66
Other income (expense), net	(558)	—	(558)	(655)	—	(655)
Income before provision for income taxes	8,459	8,183	16,642	13,196	2,628	15,824
Provision for income taxes (4)	2,185	2,644	4,829	2,325	649	2,974
Net income	6,274	5,539	11,813	10,871	1,979	12,850
Net income attributable to non-controlling interest	3	—	3	—	—	—
Net income attributable to Universal Electronics Inc.	$6,271	$5,539	$11,810	$10,871	$1,979	$12,850
Diluted earnings per share attributable to Universal Electronics Inc.	$0.41	$0.36	$0.78	$0.68	$0.12	$0.80

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$440,723	$—	$440,723	$423,940	$—	$423,940
Cost of sales (5)	320,225	(803)	319,422	298,721	(707)	298,014
Gross profit	120,498	803	121,301	125,219	707	125,926
Research and development expenses (6)	12,664	(305)	12,359	12,606	(261)	12,345
Selling, general and administrative expenses (7)	82,298	(13,154)	69,144	81,164	(7,234)	73,930
Operating income	25,536	14,262	39,798	31,449	8,202	39,651
Interest income (expense), net	198	—	198	(21)	—	(21)
Other income (expense), net	(272)	—	(272)	(1,338)	—	(1,338)
Income before provision for income taxes	25,462	14,262	39,724	30,090	8,202	38,292
Provision for income taxes (8)	5,624	4,127	9,751	6,458	1,995	8,453
Net income	19,838	10,135	29,973	23,632	6,207	29,839
Net income attributable to non-controlling interest	3	—	3	—	—	—
Net income attributable to Universal Electronics Inc.	$19,835	$10,135	$29,970	$23,632	$6,207	$29,839
Diluted earnings per share attributable to Universal Electronics Inc.	$1.25	$0.64	$1.89	$1.46	$0.38	$1.85

(1)
To reflect depreciation expense of $0.2 million for each of the three months ended September 30, 2015 and 2014 related to the mark-up in fixed assets from cost to fair value as a result of acquisitions. Also, to reflect the effect of fair value adjustments to inventories sold through during the one month period ended September 30, 2015 of $0.1 million. The inventory fair value adjustments relate to inventories purchased as a part of the Ecolink Intelligent Technology, Inc. acquisition.

(2)	To reflect stock-based compensation expense for the three months ended September 30, 2015 and 2014.

(3)
To reflect amortization expense of $0.9 million and $0.7 million for the three months ended September 30, 2015 and 2014, respectively, related to intangible assets acquired as part of acquisitions; to reflect stock-based compensation expense of $1.8 million and $1.5 million for the three months ended September 30, 2015 and 2014, respectively; to reflect other employee related restructuring costs of $0.2 million and $0.1 million for the three months ended September 30, 2015 and 2014, respectively; and to reflect $4.6 million related to a court ordered award to a defendant in a lawsuit for a portion of its legal fees and $0.2 million of acquisition related expenses for the three months ended September 30, 2015.

(4)	To reflect the tax effect of the adjustments.

(5)
To reflect depreciation expense of $0.7 million for each of the nine months ended September 30, 2015 and 2014 related to the mark-up in fixed assets from cost to fair value as a result of acquisitions. Also, to reflect the effect of fair value adjustments to inventories sold through during the one month period ended September 30, 2015 of $0.1 million. The inventory fair value adjustments relate to inventories purchased as a part of the Ecolink Intelligent Technology, Inc. acquisition.

(6)	To reflect stock-based compensation expense for the nine months ended September 30, 2015 and 2014.

(7)
To reflect amortization expense of $2.4 million and $2.2 million for the nine months ended September 30, 2015 and 2014, respectively, related to intangible assets acquired as part of acquisitions; to reflect stock-based compensation expense of $5.6 million and $4.6 million for the nine months ended September 30, 2015 and 2014, respectively; to reflect other employee related restructuring costs of $0.4 million for each of the nine months ended September 30, 2015 and 2014; and to reflect $4.6 million related to a court ordered award to a defendant in a lawsuit for a portion of its legal fees and $0.2 million of acquisition related expenses for the nine months ended September 30, 2015.

(8)	To reflect the tax effect of the adjustments.

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